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                                                                     EXHIBIT 3.1















                         AMENDED AND RESTATED BYLAWS OF
                                  GATEWAY, INC.

                     a Delaware corporation (the "Company")
















                                                      Approved:  January 1, 2000
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                                TABLE OF CONTENTS



1.     Offices...........................................................   4

2.     Stockholders Meetings.............................................   4
       2.1.    Annual Meetings...........................................   4
       2.2.    Special Meetings..........................................   4
       2.3.    Notice....................................................   4
       2.4.    Quorum....................................................   4
       2.5.    Voting of Shares..........................................   5
               2.5.1.  Voting Lists......................................   5
               2.5.2.  Votes Per Share...................................   5
               2.5.3.  Proxies...........................................   5
               2.5.4.  Plurality.........................................   5
               2.5.5.  Consents in Lieu of Meeting.......................   5
       2.6.    Advance Notice of Stockholder Nominees....................   5
       2.7.    Advance Notice of Stockholder Business....................   6
       2.8.    Procedures for Action by Written Consent..................   7
               2.8.1.  Request for Record Date...........................   7
               2.8.2.  Form of Consent...................................   8
               2.8.3.  Delivery of Consent...............................   8
       2.9.    Adjournment of Meetings...................................   9
       2.10.   Conduct of Meetings.......................................  10
       2.11.   Postponement and Cancellation of Stockholder Meeting......  10

3.     Directors.........................................................  11
       3.1.    General Powers............................................  11
       3.2.    Number....................................................  11
       3.3.    Election..................................................  11
       3.4.    Vacancies.................................................  11
       3.5.    Removal...................................................  11
       3.6.    Compensation..............................................  11

4.     Meetings of the Board.............................................  12
       4.1.    Annual Meeting............................................  12
       4.2.    Regular Meetings..........................................  12
       4.3.    Special Meetings..........................................  12
       4.4.    Quorum, Plurality.........................................  12
       4.5.    Consent in Lieu of Meeting................................  12

5.     Board Committees..................................................  12
       5.1.    Establishment.............................................  12
       5.2.    Available Powers..........................................  12
       5.3.    Unavailable Powers........................................  12

                                      -2-
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                         TABLE OF CONTENTS (CONTINUED)



6.     Officers..........................................................  13
       6.1.    Elected Officers..........................................  13
               6.1.1.  Chairman of the Board.............................  13
               6.1.2.  President.........................................  13
               6.1.3.  Vice Chairman.....................................  13
               6.1.4.  Executive Vice Presidents.........................  14
               6.1.5.  Vice Presidents...................................  14
               6.1.6.  Corporate Secretary...............................  14
               6.1.7.  Treasurer.........................................  14
       6.2.    Election..................................................  15
       6.3.    Appointed Officers........................................  15
               6.3.1.  Assistant Secretaries.............................  15
               6.3.2.  Assistant Treasurers..............................  15
       6.4.    Delegation................................................  15
       6.5.    Multiple, Stockholder and Director Officeholders..........  16
       6.6.    Salaries, Vacancies.......................................  16

7.     Share Certificates................................................  16
       7.1.    Entitlement to Certificates...............................  16
       7.2.    Multiple Classes of Stock.................................  16
       7.3.    Signatures................................................  16
       7.4.    Lost Certificates.........................................  16
       7.5.    Transfer of Stock.........................................  16
       7.6.    Record Date for Stockholders Meeting and Other Matters....  17
       7.7.    Registered Stockholders...................................  17

8.     Indemnification...................................................  17

9.     Miscellaneous.....................................................  18
       9.1.    Place of Meetings.........................................  18
       9.2.    Means of Giving Notice....................................  18
       9.3.    Waiver of Notice..........................................  18
       9.4.    Attendance Via Communications Equipment...................  18
       9.5.    Dividends.................................................  18
       9.6.    Reserves..................................................  19
       9.7.    Reports to Stockholders...................................  19
       9.8.    Checks....................................................  19
       9.9.    Fiscal Year...............................................  19
       9.10.   Seal......................................................  19
       9.11.   Amendments................................................  19

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                            BYLAWS OF GATEWAY, INC.

     1. Offices. The Company may, in addition to its registered office in the
        -------
State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Company (the "Board") may determine or as the business and affairs of the Company may require.

     2. Stockholders Meetings.
        ---------------------

        2.1. Annual Meetings. Annual meetings of stockholders will be held at
             ---------------
such dates, times and locations as the Board or the chief executive officer may determine. At such meetings the stockholders will elect by a plurality vote of their shares the directors of the Company then. eligible for election and transact such other business as may properly be brought before the meeting.

        2.2. Special Meetings. Special meetings of stockholders may be called at
             ----------------
any time by the Board or the chief executive officer. A special meeting shall be called by the chief executive officer upon the written request of one or more stockholders of record entitled to cast not more than fifty percent (50%) of the votes at the meeting who comply with the requirements of this Section 2.2. A written request by stockholders to hold a special meeting shall be signed, dated and delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chief executive officer, and shall set forth the information required by Section 2.6 or 2.7 of these Bylaws, as applicable. The Board shall have the sole power to determine the date, time and place of any special meeting of stockholders. If a special meeting has been validly requested by stockholders, the Board shall set the date of the special meeting not less than sixty (60) days nor more then seventy-five (75) days after the date the stockholders' request is delivered to the Company. The notice of any special meeting shall be given promptly by the chief executive officer, in accordance with Sections 2.3 and 9.2 of these Bylaws, to the stockholders entitled to vote at the special meeting. If the notice is not given within twenty (20) days after the date of the receipt of the request, the person or persons requesting the meeting may give the notice and set the date, time and place of the meeting, so long as the date of the meeting is not less than sixty (60) days nor more than seventy-five (75) days after the date the stockholders' request is delivered to the Company. Nothing contained in this Section 2.2 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board or the chief executive officer may be held.

        2.3. Notice. Written notice of each stockholders meeting stating the
             ------
place, date and time of the meeting, and stating the purpose(s) of any special meeting, will be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting date.

        2.4. Quorum. Stockholders holding a majority of the shares entitled to
             ------
vote at a stockholders meeting will make a quorum for the transaction of any business at such meeting.

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        2.5. Voting of Shares.
             ----------------

             2.5.1. Voting Lists. The corporate secretary will prepare a list of
                    ------------
the stockholders entitled to vote at each stockholders meeting, alphabetically arranged by stockholder name and showing the address and number of shares held by each stockholder according to the stock ledger. Any stockholder may examine such list for any purpose germane to such meeting during ordinary business hours for a period of at least ten (10) days prior to such meeting, at such place or places as determined by the Board or the chief executive officer. This list will be kept available for inspection by stockholders at the place and for the duration of such meeting.

             2.5.2. Votes Per Share. Unless otherwise provided in the
                    ---------------
certificate of incorporation, each stockholder will be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

             2.5.3. Proxies. No proxy will be voted or acted upon after three
                    -------
(3) years from its date, unless the proxy provides for a longer period.

             2.5.4. Plurality. When there is a quorum at any stockholders
                    ---------
meeting, the vote of stockholders holding a majority of the shares entitled to vote at such meeting, present in person or represented by proxy, will decide any question brought before such meeting, unless otherwise expressly provided by the certificate of incorporation or law.

             2.5.5. Consents in Lieu of Meeting. Any action or vote which can be
                    ---------------------------
taken at any stockholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, describing the action so taken, is signed by (1) stockholders holding all of the shares entitled to so act or vote; or (2) stockholders holding a majority of the shares entitled to so act or vote if all originals of such consent are received within a sixty- (60-) day period.

        2.6. Advance Notice of Stockholder Nominees. Nominations of persons for
             --------------------------------------
election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the Company entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.6. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than twenty (20) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event less than thirty (30) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person, if any, whom the stockholder proposes to

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nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Company's books, of such stockholder and
(ii) the class and number of shares of the Company which are beneficially owned by such stockholder. At the request of the Board any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Company unless nominated by the Board or otherwise nominated in accordance with the procedures set forth in this Section 2.6. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded.

        2.7 Advance Notice of Stockholder Business. At an annual meeting of the
            --------------------------------------
stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than fifty (50) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder,
(iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent of a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to

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a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.7. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.7, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

        2.8 Procedures for Action by Written Consent
            ----------------------------------------

            2.8.1 Request for Record Date.
                  -----------------------

            (a) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 2.8.1. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Company and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in Section 2.8.1(b) below. The Board shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. Following the determination of the validity of the request, and (subject to Section 2.8.1(b)), no later than ten (10) days after the date on which such request is received by the Company, the Board may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within ten (10) days after the date the Company receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Company in the manner described in
Section 2.8.3 below unless prior action by the Board is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

            (b) Any stockholder's notice required by this Section 2.8.1 shall describe each action that the stockholder proposes to take by consent. For each such proposal, the notice shall set forth (i) the text of the proposal (including the text of any resolutions to be adopted by consent and the language of any proposed amendment to the bylaws of the Company), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

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To the extent the proposed action by consent involves the election of directors, the notice shall set forth as to each person whom the stockholder proposes to elect as a director (i) the name, age, business address, residence address and nationality of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in filings required to be made in connection with solicitations of proxies or consents for the election of directors pursuant to Section 14 of the Exchange
Act and the rules and regulations promulgated thereunder. In addition to the foregoing, the notice shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such stockholder as they appear on the Company's books, and the name and address of such beneficial owner, (ii) the class and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons relating to the proposed action by consent, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or consent solicitation statement to holders of at least the percentage of the Company's outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (2) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent, and (v) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in filings required to be made in connection with solicitation of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. During the ten (10) day period following the date of the receipt of the notice required under Section 2.8.1(a), the Company may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

            2.8.2 Form of Consent. Every written consent purporting to take or
                  ---------------
authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 2.8 as a "Consent") shall bear the date or signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 2.8, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Company.

            2.8.3 Delivery of Consent. A Consent shall be delivered to the
                  -------------------
Company by delivery to its registered office in the State of Delaware or to the Secretary of the Company at the Company's principal place of business. Delivery to the

Company's registered office shall be made by hand or by certified or registered mail, return receipt requested.

             In the event of the delivery to the Company of a Consent, the Secretary of the Company shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; PROVIDED, HOWEVER, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors (subject to the limitations in the certificate of incorporation), the Secretary of the Company shall promptly designate two persons who shall not be members of the Board of Directors, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 2.8.3. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Company kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action (subject to the limitations in the certificate of incorporation). In conducting the investigation required by this Section 2.8.3, the Secretary or the Inspectors (as the case may be) may, at the expense of the Company, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

             No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors (as the case may be) certify to the Company that the Consents delivered to the Company in accordance with
Section 2.8.3 represent at least the minimum number of votes that would be necessary to take the action.

             Nothing contained in this Section 2.8 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shell not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the Secretary or the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

         2.9 Adjournment of Meetings. Any meeting of stockholders, annual or
             -----------------------
special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of

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any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Company shall give written notice of the time, date and place of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting.

         At an adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

         2.10 Conduct of Meetings. Meetings of stockholders shall be presided
              -------------------
over by the chairman of the Board, the president or by another chair designated by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         2.11 Postponement and Cancellation of Stockholder Meeting. Any
              ----------------------------------------------------
previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

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      3. Directors.
         ---------

         3.1. General Powers. The business of the Company will be managed by or
              --------------
under the direction of the Board, which may exercise all such power of the Company and do all such lawful acts and things as are not by these bylaws, the certificate of incorporation or law directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

         3.2. Number. The number of directors constituting the Board will never
              ------
be less than one and will be determined by resolution of the Board. Notwithstanding anything to the contrary in these Bylaws, any action or vote of stockholders to increase the number of directors constituting the Board in excess of the maximum number of directors then in effect, whether by amendment to, alteration or repeal of these Bylaws or otherwise, and whether such action or vote be taken at an annual or special meeting of stockholders or by means of stockholder consents or otherwise, shall require the supermajority vote of not less than 80% of the shares entitled to vote at any such meeting or the supermajority consent of not less than 80% of the shares entitled to so act or vote, respectively. In addition, notwithstanding anything to the contrary in these Bylaws, as the same may hereafter be amended at any time and from time to time, any action or vote of stockholders to amend these Bylaws that would have the effect, singly or cumulatively, directly or indirectly, of amending, altering, limiting, abrogating or repealing the provisions of the immediately preceding sentence, in whole or in part, shall require the same supermajority vote or consent.

         3.3. Election. Directors will be eligible by class for election at
              --------
annual stockholders meetings, as provided in the certificate of incorporation. Once elected, each director will serve until a successor is duly elected and qualified or until his or her earlier death, disqualification, retirement, resignation or removal from office.

         3.4. Vacancies. Vacancies and newly-created directorships on the Board
              ---------
may be filled by a majority vote of the remaining directors, though less than a quorum.

         3.5. Removal. Any director or the entire Board may be removed by
              -------
stockholders holding a majority of the shares entitled to elect such director or the Board, as the case may be. Such removal can only be for cause, unless otherwise expressly provided by the certificate of incorporation.

         3.6. Compensation. Unless otherwise restricted by these bylaws or the
              ------------
certificate of incorporation, the Board will have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting or a stated salary as director. No such payment will preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

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      4. Meetings of the Board.
         ---------------------

         4.1. Annual Meeting. The Board will meet as soon as practicable after
              --------------
the adjournment of each annual stockholders meeting. No notice to the directors will be necessary to legally convene this meeting, provided there is a quorum.

         4.2. Regular Meetings. Regularly-scheduled, periodic meetings of the
              ----------------
Board may be held without notice at such times as may be determined by resolution of the Board.

         4.3. Special Meetings. Special meetings of the Board may be called by
              ----------------
the chief executive officer on one day's notice to each director. The chief executive officer or the corporate secretary will call a special meeting of the Board on the written request of two (2) directors or the sole director, as the case may be.

         4.4. Quorum. Plurality. A majority of the directors will make a quorum
              ------
for the transaction of business at any Board meeting. The vote of a majority of the directors present at any Board meeting with a quorum will be the act of the Board, except as may be otherwise expressly provided by the certificate of incorporation or law. If there is no quorum at any Board meeting, the directors present will have power to adjourn and reconvene the meeting, as many times as desired, without notice other than announcement at the meeting, until a there is a quorum.

         4.5. Consent in Lieu of Meeting. Any action or vote which can be taken
              --------------------------
at any Board or committee meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, describing the action so taken, is signed by all the directors entitled to so act or vote and the consent is filed with the minutes of proceedings of the Board or committee.

      5. Board Committees.
         ----------------

         5.1. Establishment. The Board may by resolution establish, name or
              -------------
dissolve one or more committees, each committee to consist of one or more of the directors. Each committee will keep minutes of its meetings and report the same to the Board when required.

         5.2. Available Powers. Any Board committee, to the extent provided in
              ----------------
the resolution of the Board establishing such committee and as limited by these bylaws, the certificate of incorporation and law, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

         5.3. Unavailable Powers. No Board committee will have the power or
              ------------------
authority to amend the certificate of incorporation; adopt a plan of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets other than in the ordinary course of business; cause the dissolution of the Company or a revocation of such a dissolution; amend the bylaws of the Company; fill a vacancy in the Board or any committee thereof; fix the compensation of any member of such committee; amend or repeal any resolution of the Board which provides that it will not be so amendable or repealable; or, unless the resolution establishing such committee, these bylaws or the certificate of incorporation expressly so provide, declare a dividend or authorize the issuance of stock.

    6. Officers.
       --------

         6.1. Elected Officers. The Board will elect a chairman of the Board and
              ----------------
a corporate secretary (collectively, the "Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles and duties as the Board may by resolution establish:

             6.1.1. Chairman of the Board. The chairman of the Board will
                    ---------------------
preside at all meetings of the stockholders and the Board of Directors. The chairman of the Board shall consult with the president and chief executive officer with respect to long-term strategy of the Company. The chairman of the Board shall be responsible for Board governance matters and shall perform such other duties as may be assigned by the Board. The compensation of the chairman shall be set by the Board.

             6.1.2 President and Chief Executive Officer. The president will be
                   -------------------------------------
the chief executive officer of the Company. Subject to the supervision of the Board of Directors, the president and chief executive officer shall be responsible for the strategic direction, general management and control of the business and the officers and employees of the Company and will see that all orders and resolutions of the Board are carried into effect. In the absence of the chairman of the Board or in his inability or refusal to act, the president and chief executive officer will preside at all meetings of the stockholders and the Board. The president and chief executive officer will execute stock certificates, bonds, deeds of trust and other contracts of the Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Board or the president and chief executive officer to some other officer, employee or agent of the Company.

             6.1.3 Vice Chairman. The Board may elect one or more Vice Chairmen
                   -------------
with powers and authority designated by the Board or the chairman or the president and chief executive officer. Notwithstanding anything to the contrary in these Bylaws, in the absence or inability or refusal to act of the president and chief executive officer, then (in order of precedence) the Board, the chairman of the Board, or the president and chief executive officer may appoint a member of the Board of Directors, or an executive or senior vice president to act as the president and chief executive officer. If no such appointment is made, then the vice chairman in order of election will perform the duties of the president and so acting will have all the powers of and be subject to all restrictions upon the president and chief executive officer.

             6.1.4. Executive Vice Presidents. The Board may elect one or more
                    -------------------------
executive vice presidents of the Company with powers and authority designated by the Board or the president and chief executive officer. In the absence or inability or refusal to act of the president and chief executive officer, then (in order of precedence) the Board, the chairman of the Board, or the president and chief executive officer may appoint a member of the Board of Directors, or an executive or senior vice president to act as the president and chief executive officer. If no such appointment is made, then the executive or senior vice president in order of election (with executive vice presidents having precedence) will perform the duties of the president and when so acting will have all the powers of and be subject to all restrictions upon the president and chief executive officer.

             6.1.5 Vice Presidents. The Board may create other types, classes or
                   ---------------
grades of vice presidents with such relative authority, powers and duties as the Board or the president and chief executive officer may designate.

             6.1.6. Corporate Secretary. The corporate secretary will attend all
                    -------------------
meetings of the stockholders, the Board and (as required) committees of the Board and will record all the proceedings of such meetings in books to be kept for that purpose. He will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and will perform such other duties as may be prescribed by the Board, the chief executive officer or the president. He will have custody of the corporate seal of the Company and he will have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of an assistant secretary.

             6.1.7. Treasurer. The treasurer will have custody of the corporate
                    ---------
funds and securities, will keep full and accurate accounts of receipts and disbursements in books belonging to the Company and will deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositaries as may be designated by the Board. He will disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and will render to the president or to the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Company. If required by the Board, he will give the Company a bond which may be renewed with such frequency and will be in such sum and with such surety or sureties as will be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Company in the case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

        6.2. Election. All elected officers will be elected at each annual
             --------
meeting of the Board and will serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

        6.3. Appointed Officers. The Board may appoint or delegate the power to
             ------------------
appoint such other officers, assistant officers and agents and may also remove such officers, assistant officers and agents or delegate the power to do the same, as it will deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 for elected officers; provided that the Required Officers and any other officer, such as the chairman of the Board, possessing authority over or responsibility for any functions of the Board will be elected officers. Appointed offices may include, but are not restricted to, the following:

             6.3.1. Assistant Secretaries. The assistant secretary, or if there
                    ---------------------
is more than one assistant secretary, the assistant secretaries in the order determined by (in order of precedence) the Board, the chief executive officer or the president (or if there is no such determination, then in the order of their election or appointment), will, in the absence of the corporate secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the corporate secretary and will perform such other duties and have such other powers as the Board, the chief executive officer or the president may prescribe.

             6.3.2. Assistant Treasurers. The assistant treasurer, or if there
                    --------------------
is more than one assistant treasurer, the assistant treasurers in the order determined by (in order of precedence) the Board, the chief executive officer or the president (or if there is no such determination, then in the order of their election or appointment), will, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and will perform such other duties and have such other powers as the Board, the chief executive officer or the president may prescribe.

        6.4. Delegation. Each officer will have the power to delegate to other
             ----------
Company employees from time to time some or all of his powers, with such conditions and limitations as such officer may determine, unless and to the extent such delegation has been prohibited, restricted or reserved by and for the Board or the officer(s) superior in rank to the delegating officer; and provided that such delegations of authority cannot, singly, in the aggregate or in any combination, exceed the powers otherwise given to the delegating officer.

        6.5. Multiple, Stockholder and Director Officeholders. Any number of
             ------------------------------------------------
offices may be held by the same person, unless these bylaws or the certificate of incorporation otherwise provide. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the chairman of the Board, routinely possessing authority over or responsibility for any functions of the Board must be directors.

        6.6. Salaries, Vacancies. The salaries of elected officers will be set
             -------------------
by the Board. The Board will also fill any vacancy in an elected office. The Board's powers under this Section 6.6 may be delegated by the Board to such Board committees, such persons and to such extent as permitted under applicable law.

    7. Share Certificates.
       ------------------

        7.1. Entitlement to Certificates. Every holder of the capital stock of
             ---------------------------
the Company, unless and to the extent the Board by resolution provides that any or all classes or series of a class of stock will be uncertificated, will be entitled to have a certificate, prepared in accordance with applicable law, certifying the number of shares owned by him.

        7.2. Multiple Classes of Stock. If the Company is authorized to issue
             -------------------------
more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will, unless the Board will by resolution provide that such class or series of stock will be uncertificated, be set forth in full on the face or back of such certificate which the Company will issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that (1) such a statement is set forth in the certificate of incorporation as filed with the Secretary of State of the State of Delaware; and (2) the Company will furnish a copy of such statement without charge to each stockholder upon request therefor.

        7.3. Signatures. Each certificate representing capital stock of the
             ----------
Company will be signed, either originally or by facsimile, by (1) the chairman of the Board; and (2) the corporate secretary. If the signature of any officer, original or facsimile, is properly placed on a certificate or certificates, and, subsequently, the bylaws of the Company are amended or such officer ceases to hold such office, the certificate or certificates may nonetheless be issued by the Company, with the same effect as if the bylaws had not been so amended or such officer so held office on the date of issue, as the case may be.

        7.4. Lost Certificates. The Company may issue a replacement stock
             -----------------
certificate to a stockholder who provides the Company an affidavit stating that the original certificate was lost, stolen or destroyed. The corporate secretary may as a condition precedent to issuing a replacement certificate require the stockholder to advertise for the return of the original certificate or to give the Company a bond for the original certificate. Any such advertisement or bond will be in such form or amount, and with such advertisers or sur6ties, as the case may be, as are acceptable to the corporate secretary.

        7.5. Transfer of Stock. Upon surrender to the Company of a stock
             -----------------
certificate which is duly endorsed or which is accompanied by proper evidence of succession, assignation or authority to transfer the shares represented by such certificate and by satisfactory evidence of the payment of any taxes on such transfer, the Company will issue new certificates to the transferee(s), cancel the old certificate and record the transaction in the stock ledger.

        7.6. Record Date for Stockholders Meeting and Other Matters. In order
             ------------------------------------------------------
that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (ii) in the case of any other lawful action other than stockholder action by written consent, shall not be more than sixty days prior to such other action. If no record date is fixed by the Board: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose (other than stockholder action by written consent) shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        7.7. Registered Stockholders. The Company will be entitled to recognize
             -----------------------
the exclusive right of a person registered on the stock ledger as the owner of shares to receive dividends, vote and be held liable for calls and assessments and will not be bound to recognize. any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it will have express or other notice thereof, except as otherwise required by law.

     8. Indemnification. The Company will indemnify its directors, officers and
        ---------------
employees, and the directors, officers and employees of those corporations, partnerships and other entities, including employee benefit plans, which the Company directly or indirectly controls (collectively, "affiliates"), to the fullest extent permitted under the General Corporation Law of the State of Delaware and other applicable law. In addition, the Company will indemnify its employees serving on the boards of directors of third parties not under the control of the Company, if and to the extent such service has been deemed by the Board to be in the best interests of the Company. This indemnification extends to civil, criminal, administrative or investigative suits or proceedings, including derivative actions, pending or threatened, brought against indemnified persons by reason of such persons' service to the Company, to an affiliate or to third parties, as described above, and includes judgments, costs (including advancement of related expenses) and attorneys' fees. In no event does indemnification under this Section 8 extend to matters, actions or inaction outside the scope of a person's duties to the Company, to an affiliate or to a third party, as described above, or to a person's gross negligence or willful malfeasance. The actual extent of indemnification, including any related conditions, shall in each case be determined by the Board in its sole discretion.

     9. Miscellaneous.
        -------------

        9.1. Place of Meetings. All stockholders and directors meetings will be
             -----------------
held at such place or places, within or outside the State of Delaware, as will be designated by the Board and stated in the notices thereof. If no location is so designated, such meetings will be held at the principal executive offices of the Company.

        9.2. Means of Giving Notice. Whenever, under these bylaws, the
             ----------------------
certificate of incorporation or law applicable to the Company, notice is required to be given to any person, it will not be construed to mean personal notice, but such notice may be given by (1) personal delivery; (2) deposit in the United States mail with postage prepaid; (3) deposit with a recognized courier company with fees prepaid; or (4) facsimile, cable, telex or telegram transmission, in each case delivered, addressed or transmitted according to the stock ledger or other Company records. Any such notice will be deemed to be received (a) when delivered, if given according to clause (1) of the previous sentence; (b) when deposited, if given according to clauses (2) or (3) of the previous sentence; or (c) when transmitted, if given according to clause (4) of the previous sentence and confirmation of transmission is received, and when received if there is no transmission confirmation.

        9.3. Waiver of Notice. Whenever any notice is required to be given under
             ----------------
law, the certificate of incorporation or these bylaws, a written waiver of such notice, signed before or after the date of such waiver by the person or persons entitled to said notice, will be deemed equivalent to such required notice. Attendance by a stockholder at a stockholders meeting or by a director at a special directors meeting will be deemed a waiver of notice of such meeting, unless the sole and express purpose of attendance is to object at the beginning of the meeting to the transaction of any business as a result of the alleged, unlawful calling or convention of such meeting.

        9.4. Attendance Via Communications Equipment. The Board, any Board
             ---------------------------------------
committee or the stockholders may hold a meeting by means of conference telephone or other communications equipment which permits all persons participating in the meeting to effectively communicate with each other, and such participation in a meeting so held will constitute presence in person at the meeting.

        9.5. Dividends. Dividends on the capital stock of the Company, paid in
             ---------
cash, property or shares of capital stock and except as may be limited by the certificate of incorporation or law, may be declared by the Board at any meeting thereof.

        9.6.  Reserves. Before payment of any dividend, there may be set aside
              --------
out of any funds of the Company available for dividends such sum or sums as the Board, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purposes as the Board will determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

        9.7.  Reports to Stockholders. The Board will present at each annual
              -----------------------
meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Company.

        9.8.  Checks. All checks or demands for money and notes of the Company
              ------
will be signed by such officer or officers or such other persons as the Board may designate.

        9.9.  Fiscal Year. The fiscal year of the Company will be fixed by
              -----------
resolution of the Board.

        9.10. Seal. The seal of the Company, if any, will be in such form as may
              ----
be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced. The Board may give general authority to any officer to affix the seal of the Company and to attest the affixing thereof by his signature.

        9.11. Amendments. These bylaws may be adopted, altered, amended,
              ----------
repealed or replaced by the Board and by the stockholders, unless and to the extent the power of either is limited by the certificate of incorporation, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such adoption, alteration, amendment, repeal or replacement is contained in the notice of such special meeting.


                                       END